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                                     EXHIBIT
                                   ITEM 23 (J)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis Intermediate Investment Grade Bond Fund, Inc.

We consent to the use of our report dated May 7, 1999 incorporated by reference in this Registration Statement of Davis Intermediate Investment Grade Bond Fund, Inc. and to the references to our firm under the headings "Financial Highlights" in the Prospectuses for Class A, Class B and Class C and for Class Y and "Auditors" in the Statement of Additional Information.



                                                   /s/ KPMG LLP
                                                   -----------------------------
                                                   /s/ KPMG LLP


Denver, Colorado
July 26, 1999